	BERNARD, ALLAN & EDWARDS, INC.
	CONSOLIDATED BALANCE SHEET
	AS OF MARCH 31, 2001 AND DECEMBER 31, 2000

	ASSETS
				Audited
			Mar 31, 2001	Dec 31, 2000
	Current Assets:
	Cash		$ 102,859	$ 60,902
	Accounts Receivable		41,899	-
	Inventory		12,795	-
	Prepaid Expenses		3,604	-
	Total Current Assets		$ 161,157	$ 60,902

	Equipment
	Equipment		-	1,145
	Less Accumulated Depreciation			114
	Net Equipment		-	1,031

	Other Assets
	Deposits		5,450	-

	TOTAL		$ 166,607	$ 61,933

	LIABILITIES AND SHAREHOLDERS' EQUITY

	Current Liabilities:
	Accounts Payable		$ 1,950	-
	Commissions Payable		1,290	-
	Deposits Held		20,122	-
	Total Current Liabilities		$ 23,362	-

	Shareholders' Equity:
	Common stock - No Par Value
	30,000,000 shares authorized; 2,424,600 and
	1,177,100 shares issued and outstanding		151,799	64,756
	Deficit accumulated during the development
	stage		(8,554)	(2,823)
	TOTAL SHAREHOLDERS' EQUITY		143,245	61,933

	TOTAL		$ 166,607	$ 61,933

The accompanying notes are an integral part of these financial statements.

	BERNARD, ALLAN & EDWARDS, INC.
	STATEMENT OF COMBINED OPERATIONS
	FOR THE PERIOD FEBRUARY 7, 2000 ( DATE OF INCEPTION)
	THROUGH MARCH 31, 2001

			Three Months	Audited
			Ended	Year Ended
			Mar 31, 2001	Dec 31, 2000

	Interest Income		$ 743	$867

	Expenses		6,474	3,690

	Income (Loss) Before Income Taxes		$ (5,731)	$ (2,823)

	Provision for Income Taxes		0	0

	Net Income (Loss)		$ (5,731)	$ (2,823)

	Net Income (Loss) per Share of Common Stock

	Basic		$0.00	$0.00

	Diluted		$0.00	$0.00

Weighted Average Number of Common Shares Outstanding

	Basic		1,177,100	1,008,755

	Diluted		1,531,300	1,105,355

The accompanying notes are an integral part of these financial statements.

	BERNARD, ALLAN & EDWARDS, INC.
STATEMENT OF CHANGES IN CONSOLIDATED SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	THROUGH MARCH 31, 2001

		COMMON SHARES
	SHARES	AMOUNT	DEFICIT	TOTAL

Balance February 7, 2000	0	$0	$0	$0

Issuance February 21, 2000	875,000	875		875

Issuance April 8, 2000	125,000	125		125

Private Placement July 1, 2000	177,100	70,840		70,840

Underwriting Expenses	-	(7,084)		(7,084)

Net (Loss) period ended December 31, 2000			(2,823)	(2,823)

Balance December 31, 2000 (Audited)	1,177,100	64,756	(2,823)	61,933

Issuance of Shares for Subsidiary	1,247,500	-	-	87,043

Net (Loss) three months ended March 31, 2001			(5,731)	(5,731)

Balance March 31, 2001	2,424,600	$ 64,756	$ (8,554)	$ 143,245

The accompanying notes are an integral part of these financial statements.

	BERNARD, ALLAN & EDWARDS, INC.
	STATEMENT OF CONSOLIDATED CASH FLOWS
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	TO MARCH 31, 2001

			Three Months	Audited
			Ended	Year Ended
			Mar 31, 2001	Dec 31, 2000
	Cash Flows from Operating Activities:
	Net Income (Loss)		$ (5,731)	($2,823)
	Adjustment to Reconcile Net Income (Loss) to
	Net Cash (Used By) Operating Activities:
	Equipment as compensation		1,031	-
	Depreciation		-	114
	Net Cash (Used By) Operating Activities		(4,700)	(2,709)

	Cash Flows from Investing Activities
	Loan from Affiliate		124	-
	Purchase of Equipment		-	1,145
	Net Cash (Used By) Investing Activities		124	(1,145)

	Cash Flows from Financing Activities
	Issuance of Common Stock		46,533	71,840
	Underwriting Expenses		-	(7,084)
	Net Cash Provided by Financing Activities		46,533	64,756

	Net Increase in Cash and Cash Equivalents		41,957	60,902

	Cash and Cash Equivalents at Beginning of
	Period		60,902	-

	Cash and Cash Equivalents at End of Period		$ 102,859	$ 60,902

The accompanying notes are an integral part of these financial statements.

	BERNARD, ALLAN & EDWARDS, INC.
	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	THROUGH MARCH 31, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	DESCRIPTION OF BUSINESS

Bernard, Allan & Edwards, Inc. was incorporated on February 7, 2000 as Internet-
Estreet.Com, Inc. in the State of Florida. On March 16, 2001, the shareholders approved the change of the name to Bernard, Allan & Edwards, Inc. The Company is in the development stage. The Company intends to achieve future growth through the acquisition of public accounting practices and the offering of investment banking
	services to the clients of these firms and others.

	BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and to obtain additional financing as may be required.

	CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash
	equivalents.

	ESTIMATES

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results
	could differ from those estimates.

	FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash approximates fair value due to the short maturity of these instruments. None of the financial instruments are held for trading purposes.

	BERNARD, ALLAN & EDWARDS, INC.
	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	THROUGH MARCH 31, 2001

	DEPRECIATION

Equipment is carried at cost. Depreciation is computed using the straight line method for financial reporting purposes over a period of five years.

	INCOME TAXES

Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities using enacted tax laws and rates for the years when the differences are expected to reverse.

NET INCOME (LOSS) PER SHARE OF COMMON STOCK

As of December 31, 2000, the Company adopted Statement of Financial Accounting
Standards (SFAS) No. 128, "Earnings Per Share", which specifies the method of computation, presentation, and disclosure for earnings per share. SFAS No. 128 requires the presentation of two earnings per share amounts, basic and diluted.

Basic earnings per share is calculated using the average number of common shares outstanding . Diluted earnings per share is computed on the basis of the average number of common shares outstanding plus the dilutive effect of outstanding stock options
	using the "treasury stock" method.

	PRINCIPLES OF CONSOLIDATION

This report contains the accounts of Bernard, Allan & Edwards, Inc. and Bernard,
Lee & Edwards Securities, Inc. The assets of Bernard, Lee & Edwards Securities,
Inc. was acquired as a purchase in late March, 2001. All intercompany accounts
	have been eliminated upon consolidation.

	NOTE 2 - PREFERRED STOCK

The Company is authorized to issue 3,000,000 shares of no par value preferred stock.
	No shares have been issued to date.

NOTE 3 - CAPITALIZATION -- PRIVATE PLACEMENT

A private offering memorandum, dated July 1, 2000 provided for the sale of up to 250,000 units with an effective date of July 1, 2000. The offering price of a unit was $.40 and consisted of one share of common stock, one warrant A to purchase eight shares of common stock and one warrant B to purchase two and one-half shares of common stock. The agency agreement to offer the units for sale was signed with Bernard, Lee & Edwards Securities, Inc., a Company related through common ownership. The agreement for a payment of a 10% commission was for a period of ninety days. The offering closed during September, 2000 with the sale of 177,100 units.

	BERNARD, ALLAN & EDWARDS, INC.
	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	THROUGH MARCH 31, 2001

NOTE 3 - CAPITALIZATION -- PRIVATE PLACEMENT (continued)

Warrant A gives the holder the right to acquire eight shares of the Company's common stock for each warrant A at an exercise price of $1.25 per share. Warrant B gives the holder the right to acquire two and one-half shares of the Company's common stock for each warrant B at an exercise price of $4.00 per share. The warrants cannot be exercised until the effective date of the registration statement being filed with the Securities and
Exchange Commission for the purpose of registering the common stock and warrants.
Warrant A will expire twelve months from said effective date, and warrant B will expire eighteen months from said date. The warrants will remain effective during the exercise period, and the Company's board of directors has the right to extend expiration dates as long as the registration statement filed with the SEC is kept current. The Company will have the right to call the warrants upon thirty days written notice to warrant owners, and it will pay $.02 per warrant for each warrant not exercised. Warrant A cannot be called unless the bid price of the Company's common stock is $2.00 or higher for a period of twenty consecutive trading days, and warrant B cannot be called unless the bid price of the common stock is $5.00 or higher for twenty consecutive trading days.

	INCENTIVE STOCK OPTION PLAN

The Board of Directors has approved on March 16, 2001 and the shareholders have approved the plan to grant 1,000,000 options to purchase 1,000,000 common shares of the Company's stock. No options have been granted as of this date.

	PURCHASE OF SUBSIDIARY

The Board of Directors, on March 16, 2001, also approved a plan to acquire Bernard,
Lee & Edwards Securities, Inc. This will facilitate the Company with its plan to offer, besides accounting services, financial planning, variable annuities, mutual funds and investment banking which are all classified as securities. The Company acquired all of the outstanding common and preferred stock in exchange for 1,247,500 shares of its unissued common shares. Bernard, Lee & Edwards Securities, Inc. had 500 shares of 8% cumulative and convertible preferred stock outstanding. It also had a note receivable from a company, both of which were owned by a company whose principal stockholder and president is also a stockholder and the Chief Executive Officer of
Bernard, Allan & Edwards, Inc. As an inducement to the preferred stockholder to forgive all unpaid cumulative preferred dividends and to reduce the note receivable from
$25,000 to $15,000, the Company has issued a warrant to purchase 200,000 shares of the Company's common stock at the exercise price of $4.50 for a period of three years from the effective date of the SEC registration with the understanding that the underlying shares to be issued upon the exercise of the warrants will be registered
	with the contemplated SEC filing.

	BERNARD, ALLAN & EDWARDS, INC.
	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	THROUGH MARCH 31, 2001

	NOTE 4 - INCOME TAXES

Significant components of deferred income taxes are as follows:

	Net Operating Loss	$1,285
	Total Deferred Tax Asset	1,285
	Less Valuation Allowance	1,285
	Net Deferred Tax Asset	$0

The Company does not anticipate showing a profit as it will more than likely spend all investment income on investigating merger candidates. A valuation allowance of $1,285 as of March 31, 2001 is maintained on deferred tax assets which the Company has not determined to be more likely than not realized at this time. The Company will continue to review this valuation on an annual basis and make adjustments as
	appropriate.

As of March 31, 2001, the Company had a net operating loss carry forward of $8,554.
The net operating loss can be carried forward to offset future taxable income and will
	expire December 31, 2020 and 2021.

	NOTE 5 - CONTRACT FOR SERVICES

The Board of Directors, on March 16, 2001, approved a consulting agreement with an accountant. The accountant agreed to be involved in identifying and evaluating accounting firms that may be acquired. The agreement will commence with the effective date of the
SEC registration for the Company. In exchange for his services, the consultant will receive
100,000 shares of common stock as initial compensation.

	NOTE 6 - SUBSEQUENT EVENT

On April 6, 2001, the Company formed a wholly-owned subsidiary called Accounting
Services Acquisition Partners, Inc. (ASAP). The Company's intent is to acquire
	accounting firms that will operate as subsidiaries.